Exhibit 99.1

Contact:  Robert J. Hugin                          Brian P. Gill
          President and COO                        Senior Director PR/IR
          Celgene Corporation                      Celgene Corporation
          (908) 673-9102                           (908) 673-9530

                   CELGENE TO ISSUE 15 TO 20 MILLION SHARES OF
                                  COMMON STOCK

SUMMIT, NJ - (NOVEMBER 1, 2006) - CELGENE CORPORATION (NASDAQ: CELG), announced that as a result of the decision by Standard and Poor's Corporation to include Celgene Corporation in the S&P 500 Index, the Company intends to issue 15 to 20 million shares of its common stock.

The purpose of the offering is to partially meet the anticipated demand of index funds to purchase Celgene common stock when the Company is added to the S&P 500 Index at the close of business on Friday, November 3, 2006. Proceeds from the offering will be used for general corporate purposes, including working capital and capital expenditures, and possible acquisitions of complementary businesses, technologies or other assets.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS.

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